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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.   20549

                                       FORM 8-K

                                    CURRENT REPORT

                         Pursuant to Sections 13 and 15(d) of
                         The Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                  February 29, 1996

                               BIOSPHERICS INCORPORATED
                               ------------------------
               (Exact name of registrant as specified in its charter)


   Delaware                           0-5576                      52-0849320
   --------                         -----------                 -------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                     File Number)               Identification
incorporation)                                                      Number)


12051 Indian Creek Court, Beltsville, MD                          20705
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone no., including area code:              (301) 419-3900
                                                               --------------




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Item 2.    Acquisition or Disposition of Assets

     Biospherics Incorporated ("Registrant") sold substantially all of the assets and business constituting its environmental and laboratory services business to ManTech Environmental Corporation ("ManTech"), a wholly-owned subsidiary of ManTech International Corporation.

     The sale closed on February 29, 1996 pursuant to the terms of an Asset Purchase Agreement dated as of February 27, 1996 (the "Purchase Agreement"). A portion of the purchase price (approximately $185,000) was paid at closing; an additional amount based upon the receivables and work-in-process in existence on the date of closing is payable on or before March 14, 1996 (it is anticipated that such an additional amount will approximate $321,000). Further, the Purchase Agreement provides that in the event certain contingencies occur within 60 days of the closing date, Registrant will sell to ManTech certain additional assets relating to its environmental and laboratory services division. If such contingencies occur, it is anticipated that Registrant will be entitled to an additional purchase price of approximately $70,700.

Item 7.    Financial Statements and Exhibits

     It is impracticable to include the pro forma financial information with this Form 8-K. Such information will be filed as soon as is practicable, and in any event, within 60 days after the latest date this Form 8-K must be filed.

     A copy of the Purchase Agreement has been attached to the 1995 Form 10KSB (Exhibit 10.7).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BIOSPHERICS INCORPORATED


Date:  March 18, 1996                  By: /s/ Richard C. Levin
                                           ------------------------
                                           Richard C. Levin,
                                           Vice President